UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 5, 2010, Empire Resorts, Inc. (the “Company”) received a commitment letter (the “Commitment Letter”) from Kien Huat Realty III Limited (“Kien Huat”) to provide, subject to the terms thereof, a short-term bridge loan to the Company in the aggregate principal amount of $35 million (the “Bridge Loan”).  If consummated, the proceeds of the Bridge Loan, together with available funds, are to be used to repay in full the Company’s obligations under its 5 ½% senior convertible notes (the “Notes”) in accordance with the terms of that certain settlement agreement entered into by the Company on September 23, 2010 among the trustee under the indenture governing the Notes and the beneficial owners of the Notes party thereto.  Following the extension of the Bridge Loan and the repayment of the Notes, the Company intends to conduct a rights offering upon terms to be determined by the Board of Directors of the Company.  In the proposed rights offering, if conducted, all holders of the Company’s common stock will be granted the non-transferable right to purchase additional shares of the Company’s common stock at a price of $0.8837 per share.  In the Commitment Letter, Kien Huat also agreed to purchase all shares issuable pursuant to the basic rights that would be allocated to Kien Huat with respect to its currently owned shares of the Company’s common stock.  If conducted, the proceeds of the rights offering will be used, to the extent available, to repay amounts outstanding under the Bridge Loan.  If, upon the completion of the rights offering, the proceeds thereof are insufficient to repay in full all amounts outstanding under the Bridge Loan, including principal and accrued interest thereon, Kien Huat has agreed to convert the full amount remaining unpaid into a convertible term loan with a term of two years at an interest rate of 5% per annum convertible at a price equal to the exercise price of the rights issued in the rights offering.  Kien Huat’s commitments to participate in the rights offering and to provide the term loan are subject to the terms and conditions of the Commitment Letter, including the negotiation and execution of definitive documentation of the transactions contemplated thereby.

On November 5, 2010, the Company issued a press release regarding the Commitment Letter, the full text of such release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on November 5, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: November 8, 2010	By:	/s/ Joseph A. D’Amato
		Name:	Joseph A. D’Amato
		Title:	Chief Executive Officer

Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on November 5, 2010.